For immediate release	FOR FURTHER INFORMATION, CONTACT:
Stephen F. Carman, VP/Treasurer
(609) 631-6222 or carmans@ynb.com
Patrick M. Ryan, CEO (609) 631-6177
Or consult Investor Relations on YNB’s website: www.ynb.com

YNB EXECUTIVE PROMOTED TO PRESIDENT AND CHIEF OPERATING OFFICER

Hamilton, NJ...January 31, 2006... Yardville National Bancorp (NASDAQ:YANB) announced today that F. Kevin Tylus has been promoted to President and Chief Operating Officer, marking another significant step in helping YNB build for the future. Mr. Tylus joined YNB executive management in October 2004, after serving twelve years on the company’s Board of Directors. Most recently, he was the company’s Senior Executive Vice President and Chief Operating Officer. He continues to serve as a Director.

Patrick M. Ryan, who has been President since 1991, remains the company’s Chief Executive Officer and a member of the Board. Mr. Tylus will continue to report to him.

“This has been part of YNB’s management development plan since Kevin joined us in 2004,“ said Mr. Ryan. “Having worked closely with Kevin for the past 15 years, I am confident in his ability to take YNB to the next level and beyond,“ he added.

“YNB marked our 80th anniversary and grew to approximately $3 billion in assets this past year,” Mr. Ryan continued. “We opened our 28th branch this month and our expansion will continue in 2006. Kevin’s promotion to President will help us manage our larger organization, with the kind of management team a company this size requires,” he observed. “He has made an immediate impact since joining us full time in 2004, and has helped us navigate the more complex environment in which public companies operate today,” Mr. Ryan concluded.

Before joining YNB, Mr. Tylus was President of a subsidiary company within a Fortune 100 financial services company and before that, a management consulting partner for a leading international accounting and consulting firm. He is an advisor to the Montgomery Township, NJ Economic Development Commission; a Trustee of The Hun School of Princeton; and active in numerous other community organizations. Mr. Tylus holds an MBA degree from La Salle College and a bachelor’s degree from Gettysburg College.

“I am proud of YNB’s past and even more excited about our prospects for the future as we follow our strategic plan for growth and prosperity,” Mr. Tylus stated. “We take pride in our growing, successful business and will continue to support our communities and our investors by following our model of ‘banking on a more personal level,’ “ he added.

YNB’s twenty-eight branches serve individuals and businesses in Mercer, Hunterdon, Somerset, Burlington, Middlesex and Ocean Counties in New Jersey, and Bucks County, Pennsylvania. Located in the dynamic business corridor between New York City and Philadelphia, YNB offers a broad range of lending, deposit and other financial products and services as well as the “always-open” convenience of www.ynb.com 24 hours a day, 7 days a week.

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Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, adequacy of the allowance for loan losses, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy; adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses; interest rate fluctuations and other economic conditions; continued levels of our loan quality and origination volume; our ability to attract core deposits; continued relationships with major customers; competition in product offerings and product pricing; adverse changes in the economy that could increase credit-related losses and expenses; adverse changes in the market price of our common stock; compliance with laws, regulatory requirements, including our agreement with the Office of the Comptroller of the Currency, and Nasdaq standards; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, as well as other risks and uncertainties detailed from time to time in statements made by our management. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.